Exhibit 8.1

List of Principal Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
MINISO Universal Holding Limited	British Virgin Islands
MINISO Global Holding Limited	British Virgin Islands
YGF Investment V Limited	British Virgin Islands
MINISO Development Hong Kong Limited	Hong Kong
MINISO Investment Hong Kong Limited	Hong Kong
MINISO Hong Kong Limited	Hong Kong
YGF Investment V Hong Kong Limited	Hong Kong
MINISO Life Style Private Limited	India
USA Miniso Depot Inc.	United States
PT. Miniso Lifestyle Trading Indonesia	Indonesia
MIHK Management Inc.	Canada
Miniso Lifestyle Singapore Private Limited	Singapore
Miniso (Guangzhou) Co., Ltd.	PRC
Miniso Youxuan Technology (Guangzhou) Co., Ltd.	PRC
Miniso International (Guangzhou) Co., Ltd.	PRC
Miniso (Hengqin) Enterprise Management Co., Ltd.	PRC
TOP TOY International Group Limited	Cayman Islands
TOP TOY Group Holding Limited	Cayman Islands
TOP TOY Universal Holding Limited	British Virgin Islands
TOP TOY HK Limited	Hong Kong
TOP TOY (Guangdong) Cultural Creativity Co., Ltd.	PRC
Mingyou Industrial Investment (Guangzhou) Co., Ltd.	PRC
Guangdong Juncai International Trading Co., Ltd.	PRC